Videolocity International, Inc.
                     (Formerly Pine View Technologies, Inc.)


                               Videolocity, Inc.
                          (Formerly Moviesonline, Inc.)


                          5th Digit Technologies, LLC
                    Pro Forma Combined Financial Statements
                                  (Unaudited)

The following summarized, combined, unaudited pro forma balance sheet and statement of income aggregate: (i) the audited balance sheet and statement of income of Videolocity International, Inc. (formerly Pine View Technologies, Inc.), a Nevada corporation (Videolocity International), as of October 31, 2000;
(ii) the audited balance sheet and statement of income of Videolocity, Inc. (formerly Moviesonline, Inc.), a Nevada corporation (Video), as of October 31, 2000; and (iii) the audited balance sheet of 5th Digit Technologies, LLC, a New York limited liability company (5th Digit) as of December 31, 2000; after giving effect to the following two acquisitions as if such acquisitions had been completed on October 31, 2000:

         A. A transaction that was completed on December 4, 2000, wherein Videolocity International acquired all of the issued and outstanding shares of Video in exchange for 30,281,250 post-split shares of Videolocity International, which were issued following a 0.61-for-1 reverse stock split in the issued and outstanding shares of Videolocity International's common stock. For reporting purposes, the business combination is treated as an acquisition of Videolocity International by Video (reverse acquisition) and a recapitalization of Video. The historical operating statement, prior to October 31, 2000, is that of Video. Good will was not recognized from the acquisition.

         B. A transaction that was completed on December 22, 2000, wherein Videolocity International acquired all of the issued and outstanding ownership interests of 5th Digit in exchange for 950,000 shares of Videolocity International's Series A Voting Preferred Stock. The historical operating statement, prior to October 31, 2000, is that of Video. The acquisition of 5th Digit is treated as a purchase resulting in good will of $1,050,925.

The following pro forma balance sheet and statement of income used management assumptions as described in the notes to the audited financial statements. All intercompany transactions have been eliminated. The pro forma combined balance sheet and statements of income should be read in conjunction with the separate financial statements and related notes thereto of Videolocity International, Video, and 5th Digit. The pro forma combined financial statements are not necessarily indicative of the combined balance sheet and statements of income which might have existed for the period indicated or the results of operations as they may be now or in the future.

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

                                 VIDEOLOCITY INTERNATIONAL, INC. AND SUBSIDIARIES
                                              COMBINED BALANCE SHEETS
                                                    (unaudited)
                                                 October 31, 2000
---------------------------------------------------------------------------------------------------------------------------------

                                                   (Parent)
                                                  Videolocity        (Subsidiary)         (Subsidiary)     Combined
                                                 International     Videolocity Inc.      5th Digit Tech.  Adjustments    Balance
                                                 -------------     ----------------      ---------------  -----------    -------
ASSETS

CURRENT ASSETS                                                                                         (2) $ 500,000
    Cash                                           $ 56,407            $ 346,527           $     79    (5)  (100,000)  $   803,013
                                                   --------            ---------           --------                   -----------
      Total Current Assets                           56,407              346,527                 79                       803,013
                                                   --------            ---------           --------                   -----------

OTHER ASSETS                                                             260,656             10,427                       271,083
                                                                       ---------           --------                   -----------
GOOD WILL                                                                                              (6) 1,050,925     1,050,925
                                                                                                                       ---------
                                                   $ 56,407            $ 607,183           $ 10,506                   $ 2,125,021
                                                   ========            =========           ========                   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES                                                                                    (5) $(100,000)
    Current liabilities                            $  2,183            $ 217,737           $108,484    (4)    15,000   $   243,404
                                                   --------            ---------           --------                    -----------
       Total Current Liabilities                      2,183              217,737            108,484                        243,404
                                                   --------            ---------           --------                    -----------

STOCKHOLDERS' EQUITY
    Preferred Stock - series A
        950,000 shares authorized and issued
        at $1.00                                                                                       (6)   950,000       950,000
    Common Stock
        125,000,000 shares authorized at $0.001
         par value; 42,786,860 shares outstanding    10,501                1,211                       (1)    (4,096)
                                                                                                       (2)     6,100
                                                                                                       (3)    30,282
                                                                                                       (5)    (1,211)       42,787

    Capital in excess of par value                   98,150              518,014                       (1)     4,096
                                                                                                       (2)   493,900
                                                                                                       (3)   (30,282)
                                                                                                       (4)   (15,000)
                                                                                                       (5)   (53,216)
                                                                                                       (6)     2,947     1,018,609

    Deficit                                         (54,427)            (129,779)           (97,978)   (5)    54,427
                                                   --------            ---------            -------
                                                                                                       (6)    97,978      (129,779)
                                                                                                                       -----------
       Total Stockholders' Equity                    54,424              389,446            (97,978)                     1,881,617
                                                   --------            ---------           --------                    -----------
                                                   $ 56,407            $ 607,183           $ 10,506                    $ 2,125,021
                                                   ========            =========           ========                    ===========

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

                VIDEOLOCITY INTERNATIONAL, INC. AND SUBSIDIARIES
                             STATEMENT OF OPERATION
                                   (unaudited)
                           For the Period May 26, 2000
                     (Date of Inception) to October 31, 2000
---------------------------------------------------------------------------------------------------------------------------------

REVENUES                                                                                 $        -

EXPENSES                                                                                    129,779
                                                                                         ----------
NET LOSS                                                                                 $ (129,779)
                                                                                         ==========
NET LOSS PER COMMON SHARE
       Basic                                                                             $    (.023)
                                                                                         ----------
AVERAGE OUTSTANDING SHARES
       Basic                                                                                576,750
                                                                                         ----------

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

                                   ADJUSTMENTS

    Pro Forma Adjustments

         (1)  To  record  the  reverse   common   stock  split  of   Videolocity
International of 0.61 shares for each outstanding share.

         (2) To record the completion of a private placement and the issuance of 6,100,000 post-split common shares of Videolocity International for $500,000 immediately following closing of the business combination with Videolocity, Inc..

         (3)  To  record  the  issuance  of  30,281,250   post-split  shares  of
Videolocity   International   common  stock  for  all   outstanding   shares  of
Videolocity, Inc.

         (4) To record the costs incurred by Videolocity International, Inc. and Videolocity, Inc. in connection with the business combination between such parties in the estimated amount of $15,000.

         (5) Consolidation adjustments.

         (6) To record the issuance of 950,000 shares of Series A Voting Preferred Stock of Videolocity International, Inc., valued at $1.00 per share, for all ownership interests in 5th Digit Technologies, LLC, and recognizin good will of $1,050,925.

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